SECURITIES  AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2005 (September 27, 2005)

AXIS CAPITAL HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-31721	98-0395986
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

106 Pitts Bay Road
Pembroke, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 441-296-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On September 27, 2005, AXIS Capital Holdings Limited, a Bermuda company, issued a Prospectus Supplement to the Prospectus dated November 8, 2004 in connection with the public offering of series A preferred shares that contained the following information:

RECENT DEVELOPMENTS

                On September 21, 2005, we announced that our initial estimate of losses net of reinsurance recoverables related to Hurricane Katrina is between $500 million and $650 million.  Our estimate of net losses is based upon industry loss predictions of $40 billion to $60 billion and includes wind-related damages, flood-related damages, offshore energy and marine losses and business interruption.  We expect that losses from Hurricane Katrina will arise in both our insurance and reinsurance segments.  Our estimate of net losses is derived from a combination of the output of industry models, market share analyses, a review of in-force contracts and preliminary loss information from our clients, brokers and loss adjusters.  Our actual losses from Hurricane Katrina may ultimately differ materially from our estimated losses.  See “Risk Factors — Our business, results of operations and financial condition could be adversely affected by losses related to Hurricanes Katrina and Rita” in this prospectus supplement.

                On September 24, 2005, Hurricane Rita struck Texas and Louisiana, causing significant destruction in those areas.  Because this event is so recent and assessments of damages are so preliminary, we are unable to estimate with any accuracy our net losses related to Hurricane Rita.  However, based on early industry loss predictions ranging from $2.5 billion to $6.0 billion, a combination of the output of industry models, market share analyses and a preliminary review of in-force contracts, our preliminary assessment is that our net losses related to Hurricane Rita will be substantially less than our estimated net losses from Hurricane Katrina.  After taking into account our estimated losses from Hurricane Katrina and our preliminary assessment of losses from Hurricane Rita, at this time we are unable to determine whether we will have consolidated operating income for the 2005 calendar year.  Our actual losses from Hurricane Rita may ultimately differ materially from our preliminary assessment of losses.  See “Risk Factors — Our business, results of operations and financial condition could be adversely affected by losses related to Hurricanes Katrina and Rita” in this prospectus supplement.

                On August 9, 2005, we were advised that AXIS Insurance, AXIS Surplus and AXIS Reinsurance have been named in a putative class action lawsuit captioned In re Insurance Brokerage Antitrust Litigation.  Although we have not yet been formally served in this lawsuit, we intend to accept service of process on September 30, 2005.  The lawsuit is pending in the United States District Court for the District of New Jersey and includes as defendants numerous insurance brokers and insurance companies.  The lawsuit alleges antitrust and RICO violations in connection with the payment of contingent commissions and manipulation of insurance bids and seeks damages in an unspecified amount.  We believe that the lawsuit is completely without merit and intend to vigorously defend against it.

RISK FACTORS

Our business, results of operations and financial condition could be adversely affected by losses related to Hurricanes Katrina and Rita.

                We have substantial exposure to unexpected losses resulting from natural disasters, including hurricanes.  On August 29, 2005, Hurricane Katrina struck Louisiana, Mississippi, Alabama and surrounding areas, causing significant destruction in those areas.  Our initial estimate of losses net of reinsurance recoverables related to Hurricane Katrina is between $500 million and $650 million.  Our estimate of net losses related to Hurricane Katrina is based upon current industry estimates, a combination of the output of industry models, market share analyses, a review of in-force contracts and preliminary loss information from our clients, brokers and loss adjusters.  Our estimate of net losses is subject to a high level of uncertainty due to the unprecedented nature of the catastrophe, complex coverage and regulatory issues and the unknown impact of such losses on our reinsurers.  Our actual losses from Hurricane Katrina may differ materially from our estimated losses.  If our actual losses from Hurricane Katrina are materially greater than our estimated losses, our business, results of operations and financial condition could be materially adversely affected.

                On September 24, 2005, Hurricane Rita struck Texas and Louisiana, causing significant destruction in those areas.  Because this event is so recent and assessments of damages are so preliminary, we are unable to estimate with any accuracy our net losses related to Hurricane Rita.  Our actual losses from Hurricane Rita may ultimately differ materially from our preliminary assessment of losses.  If our actual losses from Hurricane Rita are materially greater than our preliminary assessment of losses, our business, results operations and financial condition could be materially adversely affected.

                Credit agency ratings of our insurance companies and our securities have become an increasingly important factor in maintaining the competitive position of our insurance and reinsurance companies and are also important in establishing the market value of our securities.  Our ratings are subject to periodic review by, and may be revised downward or revoked at the sole discretion of, the rating agencies.  If our losses from Hurricane Katrina exceed our estimate or our losses from Hurricane Rita exceed our preliminary assessment, or if additional large loss events occur, our ratings could be revised downward or revoked, which could result in a substantial loss of business and a reduction in the market value of our securities, including the series A preferred shares.  See “Risk Factors - Our operating subsidiaries are rated by Standard & Poor’s and A.M. Best, and a decline in these ratings could affect our standing among brokers and customers and cause our sales and earnings to decrease” in the accompanying prospectus.

We purchase reinsurance for our insurance and reinsurance operations in order to mitigate the volatility of losses upon our financial results.  The occurrence of additional large loss events could reduce the reinsurance coverage that is available to us and could weaken the financial condition of our reinsurers, which could have a material adverse effect on our results of operations.  See “Risk Factors - If we choose to purchase reinsurance, we may be unable to do so, and if we successfully purchase reinsurance, we may be unable to collect” in the accompanying prospectus.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2005	AXIS CAPITAL HOLDINGS LIMITED

	By:	/s/ Carol S. Rivers
Carol S. Rivers
General Counsel